UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 1, 2009

IMPLANT SCIENCES CORPORATION
(Exact name of Registrant as Specified in its Charter)

MASSACHUSETTS
(State or Other Jurisdiction of Incorporation)

001-14949	04-2837126
(Commission File Number)	(I.R.S. Employer Identification Number)

600 Research Drive
Wilmington, Massachusetts 01887
 (Address of Principal Executive Offices, including Zip Code)

(978) 752-1700
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On July 1, 2009, Implant Sciences Corporation (the “Company”) and DMRJ Group LLC (the “Investor”) entered into a First Amendment (the “Amendment”) to the Note and Warrant Purchase Agreement dated December 10, 2008, between the Company and the Investor (the “Purchase Agreement”), pursuant to which the Company issued to the Investor (i) its Senior Secured Promissory Note in the principal amount of $1,000,000 (the “Note”) and (ii) 871,763 shares of the Company’s Series F Convertible Preferred Stock (the “Series F Preferred Stock”).

The Company’s subsidiaries, IMX Acquisition Corp., Accurel Systems International Corporation and C Acquisition Corp., guaranteed the Company’s obligations under the Note. The obligations of the Company under the Note and of its subsidiaries under the guarantees are secured by grants of first priority security interests in all of the assets of the Company and such subsidiaries pursuant to the Security Agreement dated as of December 10, 2008, among the Company, its subsidiaries and the Investor.

The Note bears interest at the rate of 2.5% per month. The principal balance of the Note, together with all outstanding interest and all other amounts owed under the Note, will be due and payable on the earlier of (i) December 10, 2009 and (ii) the receipt by the Company of net proceeds of at least $3,000,000 from the issuance of debt and/or equity securities in one or more transactions. In addition, the Investor may, at its option, require the Company to prepay such amounts upon (i) certain consolidations, mergers and business combinations involving the Company; (ii) the sale or transfer of more than 50% of the Company’s assets, other than inventory sold in the ordinary course of business, in one or more related or unrelated transactions; or (iii) the issuance by the Company, in one or more related or unrelated transactions, of any equity securities or securities convertible into equity securities (other than options granted to employees and consultants pursuant to employee benefit plans approved by the Company’s Board of Directors), which results in net cash proceeds to the Company of more than $500,000; provided, however, that the Investor may not require the Company to prepay more than the net cash proceeds of any transaction described in the preceding clause (iii). The Company may prepay all or any portion of the principal amount of the Note, without penalty or premium, after prior notice to the Investor.

The Amendment provides that, in the event the Company has not obtained net proceeds from the issuance of debt or equity securities upon terms and conditions acceptable to the Investor in its sole discretion of (i) $1,000,000 by July 24, 2009 and (ii) to the extent that the Company has satisfied such requirements, an additional $2,000,000 by August 21, 2009, the Company will immediately engage in a sale process satisfactory to the Investor in its sole discretion by implementing a contingency plan which may be established by the Investor, including, without limitation, the engagement at the Company’s expense of a third party investment banker acceptable to the Investor in its sole discretion.

The 871,763 shares of Series F Preferred Stock issued to the Investor are convertible at the option of the Investor into 15% of the Company’s Common Stock, calculated on a fully diluted basis. If the Company does not obtain net proceeds of at least $3,000,000 from the issuance of debt and/or equity securities by August 31, 2009, the Company will be required to issue the Investor 774,900 additional shares of Series F Preferred Stock, such that all of the Series F Preferred Stock then held by the Investor will be convertible into 25% of the Company’s Common Stock, calculated on a fully diluted basis. In addition, for so long as the Note or the Amended and Restated Senior Secured Convertible Promissory Note issued to the Investor as of December 10, 2008 (the “Convertible Note”) remain outstanding, the Company may not issue additional shares of Common Stock, or other securities convertible into or exercisable for Common Stock, if such securities would increase the number of shares of the Company’s Common Stock, calculated on a fully diluted basis, unless the Company simultaneously issues to the Investor that number of additional shares of Series F Preferred Stock which is necessary to result in the number of shares of Common Stock into which the Series F Preferred Stock held by the Investor may be converted representing the same percentage ownership of the Company on a fully diluted basis after such issuance as immediately prior thereto.

After the repayment in full of the Note and the Convertible Note, the number of shares of Common Stock into which the Series F Preferred Stock is convertible will remain subject to “full ratchet” antidilution protection in the event that the Company issues additional shares of Common Stock (or securities convertible into or exercisable for additional shares of Common Stock) at a price below $.08 per share. The anti-dilution protection will not apply, however, to issuances of stock and options to employees, directors, consultants and advisors of the Company pursuant to any equity compensation plan approved by the Company’s stockholders.

The Series F Preferred Stock will be entitled to participate on an “as converted” basis in all dividends or distributions declared or paid on the Company’s Common Stock. In the event of any liquidation, dissolution or winding up of the Company, the holders of the Series F Preferred Stock will be entitled to be paid an amount equal to $.08 per share of Series F Preferred Stock, plus any declared but unpaid dividends, prior to the payment of any amounts to the holders of the Company’s Series E Convertible Preferred Stock or Common Stock by reason of their ownership of such stock.

The holders of the Series F Preferred Stock have no voting rights except as required by applicable law. However, without the consent of the holders of a majority of the Series F Preferred Stock, the Company may not (i) amend, alter or repeal any provision of its Articles of Organization or By-laws in a manner that adversely affects the powers, preferences or rights of the Series F Preferred Stock; (ii) authorize or issue any equity securities (or any equity or debt securities convertible into equity securities) ranking prior and superior to the Series F Preferred Stock with respect to dividends, distributions, redemption rights or rights upon liquidation, dissolution or winding up; or (iii) consummate any capital reorganization or reclassification of any of its equity securities (or debt securities convertible into equity securities) into equity securities ranking prior and superior to the Series F Preferred Stock with respect to dividends, distributions, redemption rights or rights upon liquidation, dissolution or winding up.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

See the disclosures in Item 1.01 above, which are incorporated herein by this reference.

Item 3.02	Unregistered Sales of Equity Securities

See the disclosures regarding the issuance of the Note and the Series F Preferred Stock in Item 1.01 above, which are incorporated herein by this reference.

Item 7.01.	Regulation FD Disclosure

On July 8, 2009, the Company issued a press release announcing the transactions and events described in Item 1.01 above. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference. The press release and the information in Item 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.                         Description

3.1	Articles of Amendment to the Articles of Organization of Implant Sciences Corporation, establishing the Series F Convertible Preferred Stock.

10.1	First Amendment, dated July 1, 2009, to Note and Warrant Purchase Agreement, dated as of December 10, 2008, between Implant Sciences Corporation and DMRJ Group LLC.

10.2	Senior Secured Promissory Note, dated July 1, 2009, in the principal amount of $1,000,000, issued by Implant Sciences Corporation to DMRJ Group LLC.

10.3*	Security Agreement, dated as of December 10, 2008, among Implant Sciences Corporation, C Acquisition Corp., Accurel Systems International Corporation and IMX Acquisition Corp., as grantors, and DMRJ Group LLC, as secured party.

10.4*	Patent Security Agreement, dated as of December 10, 2008, among Implant Sciences Corporation, C Acquisition Corp., Accurel Systems International Corporation and IMX Acquisition Corp., as grantors, and DMRJ Group LLC, as secured party.

10.5*	Guaranty, dated as of December 10, 2008, of the obligations of Implant Sciences Corporation by C Acquisition Corp., Accurel Systems International Corporation and IMX Acquisition Corp. in favor of DMRJ Group LLC.

99.1	Press Release of Implant Sciences Corporation dated July 8, 2009.

*	Filed as an Exhibit to Implant Sciences Corporation’s Form 8-K dated December 10, 2008 and filed December 16, 2008, and incorporated herein by reference).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPLANT SCIENCES CORPORATION

By:  /s/  Glenn D. Bolduc
Glenn D. Bolduc
President and Chief Executive Officer

Date:  July 8, 2009

EXHIBIT INDEX

Exhibit No.                         Description

3.1	Articles of Amendment to the Articles of Organization of Implant Sciences Corporation, establishing the Series F Convertible Preferred Stock.

10.1	First Amendment, dated July 1, 2009, to Note and Warrant Purchase Agreement, dated as of December 10, 2008, between Implant Sciences Corporation and DMRJ Group LLC.

10.2	Senior Secured Promissory Note, dated July 1, 2009, in the principal amount of $1,000,000, issued by Implant Sciences Corporation to DMRJ Group LLC.

10.3*
Security Agreement, dated as of December 10, 2008, among Implant Sciences Corporation, C Acquisition Corp., Accurel Systems International Corporation and IMX Acquisition Corp., as grantors, and DMRJ Group LLC, as secured party.

10.4*
Patent Security Agreement, dated as of December 10, 2008, among Implant Sciences Corporation, C Acquisition Corp., Accurel Systems International Corporation and IMX Acquisition Corp., as grantors, and DMRJ Group LLC, as secured party.

10.5*
Guaranty, dated as of December 10, 2008, of the obligations of Implant Sciences Corporation by C Acquisition Corp., Accurel Systems International Corporation and IMX Acquisition Corp. in favor of DMRJ Group LLC.

99.1	Press Release of Implant Sciences Corporation dated July 8, 2009.

*	Filed as an Exhibit to Implant Sciences Corporation’s Form 8-K dated December 10, 2008 and filed December 16, 2008, and incorporated herein by reference).